EXHIBIT 10.18





             Employment and Change in Control
             Agreement

             R&B Falcon Corporation

             August 25, 1999



Contents

Section 1. Term of Employment                                   1

Section 2. Position and Responsibilities                        2

Section 3. Standard of Care                                     2

Section 4. Compensation                                         3

Section 5. Expenses                                             5

Section 6. Employment Terminations                              5

Section 7. Change in Control                                   10

Section 8. Confidentiality and Noncompetition                  13

Section 9. Indemnification                                     14

Section 10. Outplacement Assistance                            14

Section 11. Assignment                                         14

Section 12. Dispute Resolution and Notice                      15

Section 13. Miscellaneous                                      15

Section 14. Governing Law                                      16



R&B Falcon Corporation
Employment and Change in Control Agreement

   This EMPLOYMENT AND CHANGE IN CONTROL AGREEMENT ("Agreement") is made, entered into, and is effective as of this 25th day of August, 1999 (hereinafter referred to as the "Effective Date"), by and between R&B Falcon Corporation (hereinafter referred to as the "Company"), a Delaware corporation having its principal offices at Houston, Texas, and Andrew Bakonyi (hereinafter referred to as the "Executive").

   WHEREAS, the Executive is presently employed by the Company in the capacity of President and Chief Operating Officer; and

   WHEREAS, the Executive previously entered into an employment agreement with the Company dated as of March 25, 1998 and it is now in the best interest of the Company and the Executive to enter into this new Agreement; and

   WHEREAS, the Executive possesses considerable experience and an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel, and operations; and

   WHEREAS, the Company recognizes that the Executive's contribution has been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company; and

   WHEREAS, the Company is desirous of assuring the continued employment of the Executive in the above stated capacity, and Executive is desirous of having such assurance.

   NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Term of Employment
   The Company hereby agrees to employ the Executive and the Executive hereby agrees to continue to serve the Company, in accordance with the terms and conditions set forth herein, for an initial period of three (3) years, commencing as of the Effective Date of this Agreement, as indicated above; subject, however, to earlier termination as expressly provided in Section 6 herein.

   The initial three (3) year Employment Term (as defined below) of this Agreement shall be extended automatically for one (1) additional month beginning with the first day of the twenty-third
(23rd) month of the initial three (3) year term, and on the first day of each month thereafter the Employment Term of this Agreement automatically shall be extended one additional month; provided, however, either party may give the other party written notice that, beginning with the first of the month that is at ninety (90) days after the date of the notice, the Employment Term shall cease to be extended with respect to any termination of the Executive's employment other than a termination occurring during the Window Period (as defined in Section 6.7 herein).

   In the event such notice of intent not to renew is properly delivered by either party, then the Employment Term of this Agreement, along with all corresponding rights, duties, and covenants with respect thereto, shall automatically expire ninety
(90) days following the end of the later of the initial three-year Employment Term or, if applicable, the extended Employment Term then in effect; provided, however, that notwithstanding the termination of the Employment Term (i) the provisions contained in Section 8 herein shall survive such expiration and (ii) the provisions and protections of this Agreement concerning a Change in Control of the Company (as defined in Section 7 herein), including, without limitation, a Change in Control that occurs after the termination of the Employment Term, shall continue without interruption or change.

   This Agreement provides (x) for the employment of the Executive for an initial fixed term, which may be extended, (such term, as it may be extended, is referred to herein as the "Employment Term"), and (y) separately, whether or not the Employment Term has expired before a Change in Control of the Company occurs, for Change in Control employment protection for the Executive for as long as the Executive remains an employee of the Company (or any parent or subsidiary), and also with respect to certain terminations of the Executive's employment occurring during the Window Period prior to a Change in Control.

   Further, notwithstanding anything in this Agreement to the contrary, termination of this Agreement shall not alter or impair any rights or benefits of the Executive (or the Executive's beneficiaries) that have arisen (contingently or otherwise) under this Agreement on or prior to such termination.

Section 2. Position and Responsibilities
   During the term of this Agreement, the Executive agrees to serve as the President and Chief Operating Officer of the Company. In his capacity as the President and Chief Operating Officer of the Company, the Executive shall report directly to the Chairman and Chief Executive Officer, and shall maintain the level of duties and responsibilities as in effect as of the Effective Date, as set forth on Appendix A, or such higher level of duties and responsibilities as he may be assigned during the term of this Agreement. The Executive shall have the same status, privileges, and responsibilities normally inherent in such capacities in corporations of similar size and character.

Section 3. Standard of Care
   During the term of this Agreement, the Executive agrees to devote substantially his full time, attention, and energies to the Company's business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage; provided, however, subject to the restrictions of Section 8, the Executive may serve as a director of other companies so long as such service is not injurious to the Company, may continue the conduct of the business activities listed on Appendix B (to the extent conducted before the Effective Date), and may engage in the conduct of such other business activities that are substantially similar in nature and scope to those listed on Appendix B, provided that such other business activities do not materially interfere with the Executive's duties and obligations under this Agreement. The Executive covenants, warrants, and represents that he shall:

   (a) Devote his full and best efforts to the fulfillment of his employment obligations; and

   (b) Act in the same manner as a competent executive in a comparable company.

   This Section 3 shall not be construed as preventing the Executive from investing assets in such form or manner as will not require his services in the daily operations of the affairs of the companies in which such investments are made.

Section 4. Compensation
   As remuneration for all services to be rendered by the Executive during the term of this Agreement, and as consideration for complying with the covenants herein, the Company shall pay and provide to the Executive the following:

   4.1Base Salary. The Company shall pay the Executive a Base Salary in an amount which shall be established from time to time by the Board of Directors of the Company or the Board's designee; provided, however, that the Executive's Base Salary may be decreased by the Board (other than during a Window Period) as part of a program that is applicable equally (as a percentage of base salary) to all executives of the Company and is determined by the Board to be necessary and appropriate in light of the Company's then financial condition. Base Salary shall be paid to the Executive in equal semi-monthly installments throughout the year, consistent with the normal payroll practices of the Company.

   The annual Base Salary shall be reviewed at least annually following the Effective Date of this Agreement, while this Agreement is in force, to ascertain whether, in the judgment of the Board or the Board's designee, such Base Salary should be increased, based primarily on the performance of the Executive during the year and on the then current rate of inflation. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement.

   4.2Annual Bonus. The Company shall provide the Executive with the opportunity to earn an annual bonus, at a level which is commensurate with the opportunity typically offered to executives having the same or similar duties and responsibilities as the Executive at companies similar in size and character to the Company. The Executive shall be notified in writing by the Company prior to the beginning of each fiscal year as to what the Executive's target bonus will be for such fiscal year.

   Nothing in this section shall be construed as obligating the Company to refrain from changing and/or amending any annual incentive plan so long as such changes are similarly applicable to all executives generally.

   4.3Long-Term Incentives. The Company shall provide the Executive the opportunity to earn long-term incentive awards, at a level which is commensurate with the opportunity typically offered to executives having the same or similar duties and responsibilities as the Executive at companies similar in size and in character to the Company.

   Nothing in this section shall be construed as obligating the Company to refrain from changing, and/or amending any long-term incentive plan, so long as such changes are similarly applicable to all executives generally.

   4.4Retirement Benefits. The Company shall provide to the Executive participation in all Company qualified defined benefit and defined contribution retirement plans, subject to the eligibility and participation requirements of such plans. In addition, the Company shall provide to the Executive participation in all other nonqualified retirement and welfare programs typically offered by companies similar in size and character to the Company to executives having the same or similar duties and responsibilities including any supplemental retirement plans.

   Nothing in this section shall be construed as obligating the Company to refrain from changing, and/or amending the nonqualified programs, so long as such changes are similarly applicable to all executives generally.

   4.5Supplemental Life Insurance. The Company, at its cost, shall provide the Executive with supplemental life insurance in the face amount of $100,000 per child for each child under age
21(twenty-one) years old.

   4.6Employee Benefits. During the term of this Agreement, and as otherwise provided within the provisions of each of the respective plans, the Company shall provide to the Executive all benefits to which other executives and employees of the Company are entitled to receive, as commensurate with the Executive's position. Such benefits shall include, but not be limited to, group term life insurance, comprehensive health and major medical insurance, dental insurance, vision insurance, and short-term and long-term disability.

   The Executive shall be entitled to paid vacation in accordance with the standard written policy of the Company with regard to vacations of employees.

   The Executive shall likewise participate in any additional benefit as may be established during the term of this Agreement, by standard written policy of the Company.

   4.7Perquisites. The Company shall provide to the Executive, at the Company's cost, all perquisites to which other executives of the Company are entitled to receive and such other perquisites which are suitable to the character of Executive's position with the Company and adequate for the performance of his duties hereunder.

   4.8Right to Change Plans. By reason of Sections 4.5 and 4.6 herein, the Company shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes are similarly applicable to executive employees generally.

   4.9Physical Exams. The Executive shall be entitled to an annual physical exam paid for by the Company.

Section 5. Expenses
   The Company shall pay, or reimburse the Executive, for all ordinary and necessary expenses, in a reasonable amount, which the Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, social, and civic clubs, associations and societies of which the Executive's participation is in the best interest of the Company.

Section 6. Employment Terminations
   6.1Termination Due to Retirement. In the event the Executive's employment is terminated during the Employment Term or Window Period by reason of retirement, the Executive's benefits shall be determined in accordance with the Company's qualified retirement, supplemental retirement, survivor's benefits, insurance, and other applicable programs of the Company then in effect.

Upon the effective date of such termination, the Company will pay the Executive a pro rata portion of his Highest Annual Bonus (as defined below in Section 7.1) and the Executive will be immediately vested in all long-term incentive awards. Further, upon the effective date of the termination, the Company's obligation to pay and provide to the Executive any future Base Salary, annual bonus, and long-term incentive awards (as provided in Sections 4.1, 4.2, and 4.3 herein, respectively) shall immediately expire. However, the Executive shall receive all rights and benefits that he is vested in pursuant to other plans and programs of the Company, including, but not limited to, the retirement benefits as described in Section 4.4 herein.

   6.2Termination Due to Death. In the event of the death of the Executive during the Employment Term or Window Period, or during any period of Disability during which he is receiving compensation pursuant to Section 6.3 herein, the Company shall
(i) pay to the Executive's surviving spouse, or other beneficiary as so designated by the Executive during his lifetime, or to the Executive's estate, as appropriate, a lump sum amount equal to the sum of the Executive's (x) Base Salary otherwise payable for the remaining Employment Term and (y) an amount equal to the sum of the Highest Annual Bonus for each fiscal year ending during the remaining Employment Term, plus for the fiscal year in which the remaining Employment Term would expire, a prorata portion of the Highest Annual Bonus for such partial fiscal year, (ii) vest all long-term incentive awards of the Executive, and (iii) continue, at the Company's cost, all health and welfare benefits for the Executive's spouse and dependents for the remaining term of this Agreement.

   Further, the Company shall pay and provide all other benefits to which the Executive has a vested right at the time, according to the provisions of the governing plan or program. The Company thereafter shall have no further obligations under this Agreement.

   6.3Suspension Due to Disability. In the event that the Executive becomes disabled during the Employment Term or Window Period and is, therefore, unable to perform his duties herein for a period of more than one hundred-eighty (180) calendar days in the aggregate during any period of twelve (12) consecutive months, or in the event of the Board's reasonable expectation that the Executive's Disability will exist for more than a period of one hundred-eighty (180) calendar days, the Company shall have the right to suspend the Executive's active employment as provided in this Agreement and place him on Disability. However, the Board shall deliver written notice to the Executive of the Company's intent to suspend for Disability at least thirty (30) calendar days prior to the effective date of such suspension.

   A suspension for Disability shall become effective upon the end of the thirty (30) day notice period. Upon such effective date, the Company will pay the Executive any Base Salary through the effective date of the suspension for Disability, a pro rata portion of the Highest Annual Bonus for the fiscal year in which such suspension occurs, and the Executive will be immediately vested in all long-term incentive awards, provided however, that if the Executive's Disability is due to alcohol or drug dependence, he will vest ratably in any long-term incentive awards. Further, upon the effective date of the suspension, the Company's obligation to pay and provide to the Executive any future Base Salary, annual bonus, and long-term incentive awards (as provided in Sections 4.1, 4.2, and 4.3, respectively) shall immediately be suspended. However, the Executive shall receive all rights and benefits that he is vested in, pursuant to other plans and programs of the Company, including, but not limited to, short- and long-term disability benefits, and retirement benefits as described in Section 4.4.

   Under no circumstance will the Executive, if suspended due to Disability, receive less than 60% of his Base Salary in effect at the time of his suspension for Disability through age 65. The Company agrees to make such payments to the Executive in the event that the benefit is not available for any reason.

   The term "Disability" shall mean, for all purposes of this Agreement, the incapacity of the Executive, due to injury, illness, disease, alcohol or drug dependency, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment with the Company as contemplated by Section 2 herein, such Disability to be determined by the Board of Directors of the Company upon receipt and in reliance on competent medical advice from one or more individuals, selected by the Board, who are qualified to give such professional medical advice.

   If the Executive and the Company shall not be in agreement as to whether the Executive has suffered a Disability for the purposes of this Agreement, the matter shall be referred to a panel of three medical doctors, one of which shall be selected by the Executive, one of which shall be selected by the Company, and one of which shall be selected by the two doctors as so selected, and the decision of a majority of the panel with respect to the question of whether the Executive has suffered a Disability shall be binding upon the Executive and the Company. The expenses of any such referral shall be borne by the Company. The Executive may be required by the Company to submit to medical examination at any time during the period of his employment hereunder, but not more often than quarter-annually, to determine whether a Disability exists for the purposes of this Agreement.

   It is expressly understood that the Disability of the Executive for a period of one hundred-eighty (180) calendar days or less in the aggregate during any period of twelve (12) consecutive months, in the absence of any reasonable expectation that his Disability will exist for more than such a period of time, shall not constitute a failure by him to perform his duties hereunder and shall not be deemed a breach or default and the Executive shall receive full compensation and benefits for any such period of Disability or for any other temporary illness or incapacity during the term of this Agreement. If the Executive recovers from any Disability, his suspension shall terminate and the Executive shall resume his duties with full compensation and benefits.

   6.4Voluntary Termination by the Executive. The Executive may terminate this Agreement at any time by giving the Board of Directors of the Company written notice of intent to terminate, delivered at least thirty (30) calendar days prior to the effective date of such termination (such period not to include vacation). The termination automatically shall become effective upon the expiration of the thirty (30) day notice period.

   Upon the effective date of such termination, the Company shall pay to the Executive his full Base Salary, at the rate then in effect as provided in Section 4.1 herein, through the effective date of termination, plus all other benefits, including long-term incentive awards, to which the Executive has a vested right to at that time including, but not limited to, accrued vacation pay. The Company also shall provide to the Executive the vested retirement benefits described in Section 4.4 herein. With the exception of the covenants contained in Section 8 herein (which shall survive such termination), the Company and the Executive thereafter shall have no further obligations under this Agreement.

   6.5Involuntary Termination by the Company Without Cause. At all times during the Employment Term and outside the Window Period, the Board may terminate the Executive's employment, as provided under this Agreement, at any time for reasons other than a suspension for Disability or a termination for Cause, by notifying the Executive in writing of the Company's intent to terminate, at least thirty (30) calendar days prior the effective date of such termination.

   Upon the effective date of such termination, following the expiration of the thirty (30) day notice period, the Company shall (i) pay the Executive a lump sum amount equal to the sum of
(x) the Executive's Base Salary otherwise payable for the remaining Employment Term and (y) an amount equal to the sum of the Highest Annual Bonus for each fiscal year ending during the remaining Employment Term plus for the fiscal year in which the remaining Employment Term would expire, a prorata portion of the Highest Annual Bonus for such partial fiscal year, (ii) vest all long-term incentive awards of the Executive, and (iii) continue, at the Company's cost, all health and welfare benefits for the Executive's spouse and dependents for the remaining Employment Term.

   Further, the Company shall pay the Executive all other benefits to which the Executive has a vested right at the time, according to the provisions of the governing plan or program. The Company will also provide outplacement services or will reimburse the Executive for the cost of such services as described in
Section 10 herein. The Company and the Executive thereafter shall have no further obligations under this Agreement.

   If the Executive's employment is terminated during the Window Period by the Board for reasons other than a suspension for Disability or a termination for Cause, the Executive shall be entitled to receive the benefits provided in Section 7.1 herein in lieu of the benefits set forth in this Section 6.5.

   6.6 Termination For Cause. Nothing in this Agreement shall be construed to prevent the Board from terminating the Executive's employment under this Agreement for "Cause."


        "Cause" means the Executive's:

                   (a)  deliberate act of proven fraud having a
           material adverse impact on the business or consolidated financial condition or results of operations of the Company and its subsidiaries;

                   (b)  deliberate and continuing failure to
           comply with applicable laws and regulations having a material adverse impact on the business or consolidated financial condition or results of operations of the Company and its subsidiaries; or

                   (c)   conviction of a criminal offense
           constituting a felony.

        For purposes of this Section 6.6, no act or omission by the Executive shall be considered "willful" unless it is done or omitted in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act based upon (i) authority given pursuant to a resolution duly adopted by the Board, or (ii) advice of counsel for the Company, shall be conclusively presumed to be done or omitted to be done by the Executive in good faith and in the best interests of the Company. For purposes of subsections (a) and (b) above, the Executive shall not be deemed to be terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than the entire membership to the Board at a meeting called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that in the good faith opinion of the Board (x) the Executive is guilty of the conduct described in subsection (a) or (b) above, (y) the Executive has been provided a 30-day period in which to "cure" such specified violation following a detailed written notice from the Board of the Executive's violation of subsection (a) or (b) above and (z) the Executive has failed to "cure" such violation, specifying the particulars thereof in detail. The Executive, if a member of the Board, will be not be counted for purposes of such a vote.

      In the event this Agreement is terminated by the Board for Cause, the Company shall pay the Executive his Base Salary through the effective date of the employment termination and the Executive shall immediately thereafter forfeit all rights and benefits (other than vested benefits) he would otherwise have been entitled to receive under this Agreement. The Executive will lose any right to supplemental retirement benefits provided by the Company. The Company and the Executive thereafter shall have no further obligations under this Agreement.

      During the Window Period, as described herein, if any litigation arises out of a termination for Cause, to the extent permitted by law, the Company shall pay all legal fees, costs of litigation, prejudgment interest and other expenses incurred in good faith by the Executive.

   6.7Termination for Good Reason. At any time during the Employment Term or Window Period, the Executive may terminate this Agreement for Good Reason (as defined below) by giving the Board of Directors of the Company thirty (30) calendar days written notice of intent to terminate, which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

   Upon the expiration of the thirty (30) day notice period, the Good Reason termination shall become effective, and the Company shall pay, in a lump sum, and provide to the Executive the benefits set forth in this Section 6.7 (or, in the event of termination for Good Reason during the Window Period, the benefits set forth in Section 7.1 herein).

   Good Reason shall mean, without the Executive's express written consent, the occurrence of any one or more of the following:

   (a) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting relationships) as an officer of the Company, or a reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect during the immediately preceding fiscal year;

   (b) The Company's requiring the Executive to be based at a location which is at least fifty (50) miles further from the Executive's current primary residence than is such residence from the Company's current headquarters, except for required travel on the Company's business to an extent substantially consistent with the Executive's business obligations as of the Effective Date;

   (c) A reduction by the Company in the Executive's Base Salary except as permitted in Section 4.1;

   (d) A material reduction in the Executive's level of participation in any of the Company's short- and/or long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or arrangements in which the Executive participates as of the Effective Date; provided, however, that reductions in the levels of participation in any such plans shall not be deemed to be "Good Reason" if the Executive's reduced level of participation in each such program remains substantially consistent with the average level of participation of other executives who have positions commensurate with the Executive's position; or

   (e) The failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in
       Section 11.1 herein.

   Upon a termination of the Executive's employment for Good Reason at any time during the Employment Term, other than during the Window Period, with the "Window Period" being (x) the twelve
(12) full calendar month period prior to the effective date of a Change in Control that occurs during the initial three (3) year term of the Employment Term, (y) the six (6) full calendar month period prior to the effective date of a Change in Control that occurs after the initial three (3) year Employment Term, and (z) the twenty-four (24) month period beginning on the effective date of a Change in Control, the Executive shall be entitled to receive the same payments and benefits as he is entitled to receive following an involuntary termination of his employment by the Company during the Employment Term without Cause, as specified in Section 6.5 herein. Upon a termination of the Executive's employment for Good Reason within the Window Period, regardless of whether the Change in Control occurs during the Employment Term, the Executive shall be entitled to receive the payments and benefits set forth in Section 7.1 herein in lieu of those set forth in this Section 6.7.

   The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness; provided, however, the Executive may not terminate for Good Reason during any period that the Executive's employment is suspended due to Disability.

   The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

Section 7. Change in Control
   7.1Employment Terminations in Connection with a Change in Control. In the event of a Qualifying Termination (as defined below) within the Window Period, then in lieu of all other benefits provided to the Executive under the provisions of this Agreement, the Company shall pay to the Executive in a lump sum amount, and provide him with the following severance benefits (hereinafter referred to as the "Severance Benefits"):

   (a) An amount equal to three (3) times the highest rate of the Executive's annualized Base Salary rate in effect at any time up to and including the effective date of termination;

   (b) An amount equal to three (3) times the "Highest Annual Bonus", which shall mean the greater of (i) Executive's highest annual bonus earned over the fiscal years, beginning with the 1998 fiscal year, prior to the Change in Control (with respect to the 1998 fiscal year, the Executive received a bonus of $242,941) and (ii) the Executive's targeted annual bonus for such fiscal year of termination;

   (c) An amount equal to the Executive's unpaid Base Salary and accrued vacation pay through the effective date of termination;

   (d) An amount equal to the Executive's Highest Annual Bonus multiplied by a fraction, the numerator of which is the number of completed days in the then-existing fiscal year through the effective date of termination, and the denominator of which is three hundred sixty-five (365);

   (e) A continuation of the welfare benefits of medical insurance, dental insurance, and group term life insurance for three (3) full years after the effective date of termination. These benefits shall be provided to the Executive at the same premium cost, and at the same coverage level, as in effect as of the Executive's effective date of termination. However, in the event the premium cost and/or level of coverage shall change for all employees of the Company, the cost and/or coverage level, likewise, shall change for the Executive in a corresponding manner.

       The continuation of these welfare benefits shall be discontinued prior to the end of the three (3) year period in the event the Executive has available substantially similar benefits from a subsequent employer, as determined by the Company's Board of Directors or the Board's designee.

       Upon the termination of these welfare benefits, the Executive shall be provided a COBRA continuation election under the Company's group health plans;

   (f) A lump-sum cash payment of the actuarial present value equivalent (as determined pursuant to Section 417 of the Internal Revenue Code) of the aggregate benefits accrued by the Executive as of the effective date of termination under the terms of any and all supplemental retirement plans in which the Executive participates. For this purpose, such benefits shall be calculated under the assumption that the Executive's employment continued following the effective date of termination for three (3) full years (i.e., three (3) additional years of service credits shall be added); provided, however, that for purposes of determining "final average pay" under such programs, the Executive's actual pay history as of the effective date of termination shall be used;

   (g) Reimbursement for outplacement services costs (as provided in Section 10 herein); and

   (h) Immediate vesting of all outstanding long-term incentive awards.

   For purposes of this Section 7, a Qualifying Termination shall mean any termination of the Executive's employment other than: (1) by the Company for Cause (as provided in Section 6.6 herein); (2) by reason of death or suspension for Disability (as provided in Section 6.2 herein); or (3) by the Executive without Good Reason (as provided in Section 6.7 herein).

   7.2Definition of "Change in Control." A Change in Control of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

   (a) Any individual, corporation (other than the Company), partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of the Company possessing twenty-five percent (25%) or more of the voting power for the election of directors of the Company;

   (b) There shall be consummated any consolidation, merger, or other business combination involving the Company or the securities of the Company in which holders of voting securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of the Company (or, if the Company does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of directors of the Company (or such other surviving corporation);

   (c) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or

   (d) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company.

   7.3 Excise Tax Equalization Payment. In the event that the Executive becomes entitled to Severance Benefits or any other payment or benefit under this Agreement, or under any other agreement with or plan of the Company (in the aggregate, the "Total Payments"), if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax upon the Total Payments and any federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 7.3 (including FICA and FUTA), shall be equal to the Total Payments. Such payment shall be made by the Company to the Executive as soon as practical following the effective date of termination, but in no event beyond thirty (30) days from such date.

   7.4Tax Computation. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:

   (a) Any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive's termination of employment (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company, or with any person (which shall have the meaning set forth in Section 3(a)(9) of the Securities Exchange Act of 1934, including a "group" as defined in
       Section 13(d) therein) whose actions result in a Change in Control of the Company or any person affiliated with the Company or such persons) shall be treated as "parachute payments" within the meaning of
       Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel as supported by the Company's independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of
       Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

   (b) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Total Payments; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a) above); and

   (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

   For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the effective date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

   7.5Subsequent Recalculation. In the event the Internal
Revenue Service adjusts the computation of the Company under
Section 7.4 herein so that the Executive did not receive the greatest net benefit, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole, plus a market rate of interest, as determined by the Committee.

   7.6Payment of Legal Fees. To the extent permitted by law, the Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses incurred in good faith by the Executive as a result of the Company's refusal to provide the severance benefits under this Section 7 to which the Executive becomes entitled under this Agreement, or as a result of the Company's contesting the validity, enforceability, or interpretation of this Agreement, or as a result of any conflict (including conflicts related to the calculation of parachute payments) between the parties pertaining to this Agreement.

Section 8. Confidentiality and Noncompetition
   8.1Confidentiality. During the term of this Agreement and thereafter in perpetuity, the Executive will not directly or indirectly disclose to any third party not a member of the Company Group, its or their legal counsel or independent accountants, Confidential Information and Trade Secrets of the Company and its subsidiaries and affiliates (collectively, the "Company Group"), except as to any of the Confidential Information or Trade Secrets which shall be or become in the public domain other than by breach by the Executive of his obligations set out in this Section 8.1 or shall be required to be disclosed by applicable laws or regulations, any judicial or administrative authority or stock exchange rule or regulation. For the purposes of this Section 8.1 "Confidential Information" shall mean: (i) internal policies and procedures, (ii) financial information, (iii) marketing strategies, (iv) secret discoveries, inventions, formulae, designs and know-how not constituting Trade Secrets, and (v) other non-public information relating to the Company Group's business, the disclosure of which would materially adversely affect the Company Group's business or financial condition. For the purposes of this Section 8.1 "Trade Secrets" shall mean all secret discoveries, inventions, formulae, designs, methods, processes and know-how entitled to protection as trade secrets under the laws of the state of Texas.

   8.2Noncompetition. In the event the Executive breaches his obligations under Section 8.1 of this Agreement during the one
(1) year period following the Executive's termination of employment, during the remainder of such one (1) year period (the "Restricted Period") the Executive shall not engage in Competition with the Company. For purposes of this Section 8.2, "Competition" shall mean the Executive engaging in or otherwise being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his name to be used in connection with the activities of any business or organization in the international offshore contract drilling industry in direct competition with the Company Group, but shall not preclude the Executive becoming the registered or beneficial owner of up to two percent (2%) of any class of capital stock of any such corporation which is registered under the Securities Exchange Act of 1934, as amended, provided the Executive does not actively participate in the business of such corporation until the end of the Restricted Period.

Section 9. Indemnification
   The Company hereby covenants and agrees to indemnify and hold harmless the Executive fully, completely, and absolutely against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including attorney's fees), losses, and damages resulting from the Executive's good faith performance of his duties and obligations under the terms of this Agreement.

Section 10. Outplacement Assistance
   Following a termination of the Executive's employment as described in Sections 6.5, 6.7, or 7.1 herein, the Executive shall be reimbursed by the Company for the costs of all outplacement services obtained by the Executive within the two
(2) year period after the effective date of termination; provided, however, that the total reimbursement shall be limited to an amount equal to fifteen percent (15%) of the Executive's Base Salary as of the effective date of termination.

Section 11. Assignment
   11.1. Assignment by Company. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted for all purposes of the "Company" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity that at any time, causes a Change in Control as described in Section 7.2. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

   Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall immediately entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled in the event of an involuntary termination by the Company, as provided in
Section 7.1 herein. Notice of such agreement shall be provided to the Executive within thirty (30) days after a Change in Control.

   Except as herein provided, the Company may not otherwise assign this Agreement.

   11.2 Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate. This Agreement is not otherwise assignable by the Executive.

Section 12. Dispute Resolution and Notice
   12.1 Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his employment with the Company, in accordance with the rules of the American Arbitration Association then in effect.

   Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel for the Executive, shall be borne by the Company, exclusive of
Section 7.6.

   12.2. Notice. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices.

Section 13. Miscellaneous
   13.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

   13.2. Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto or between the Executive and the Company, with respect to the subject matter hereof and constitutes the entire Agreement of the parties with respect thereto.

   13.3. Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

   13.4. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

   13.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

   13.6. Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or govern-mental regulation or ruling.

   13.7. Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement.
Such designation must be in the form of a signed writing acceptable to the Board or the Board's designee. The Executive may make or change such designation at any time.

Section 14. Governing Law
   To the extent not preempted by federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of Texas.

   IN WITNESS WHEREOF, the Executive and the Company (pursuant to a resolution adopted at a duly constituted meeting of its Board of Directors) have executed this Agreement, as of the day and year first above written.

                                       Executive:




   ___________________________



   ATTEST                              R&B Falcon Corporation:




   ___________________________

                           APPENDIX A

                          R&B Falcon Corporation
                            Job Description


Job Title:     President and Chief Operating Officer

Reports to:    Chairman & Chief Executive Officer

Department:    Executive

Location: Houston


Basic Function


Plans,  develops, and establishes policies and objectives of  R&B
Falcon  Corporation  in  accordance  with  Board  directives  and
corporation  charter.   Responsible for achieving  organizational
performance and profit objectives.

Responsibilities and Duties

1. Has overall responsibility for all of the corporations operating divisions including International & Deepwater Division, Shallow Water and Transition Zone Division, International Engineering Services (Turnkey), Domestic Engineering Services (Turnkey), Engineering & Technical Support, Marketing Services and Quality, Safety & Training.
2.  Confers with managers of International & Deepwater, Shallow
    Water & Transition Zone and Turnkey Divisions to plan business objectives, to develop organizational policies, to coordinate functions and operations between divisions and departments, and to establish responsibilities and procedures for attaining objectives.
3. Reviews activity reports and financial statements to determine progress and status in attaining objectives and revises objectives and plans in accordance with current conditions.
4. Ensures Manager's understanding of Safety Management System functions and how they contribute to company goals. Encourages continuous improvement to further these goals and increase operational efficiency in each Division.
5. Manages by demonstrating leadership, motivation, planning, feedback and delegation as appropriate.
6.  Approves  Division manager's annual operating  budgets  and
    monitors  actual  expenditures throughout the  year.   Monitors
    results and dictates necessary corrective action to rectify budget exceptions and variances to achieve planned profitability.
7. Assumes overall command of the crisis management team, during actual emergencies and drills.
8. Develops and maintains contact with customers in all Divisions to ensure good relationships with R&B Falcon Drilling Co.
9. Creates the structure and processes necessary to manage R&B Falcon's current activities and its projected growth.
10. Maintains   a   sound  plan  of  corporate   organization,
    establishing policies to ensure adequate management development and to provide for capable management succession.
11. Evaluates the results of overall operations regularly and systematically and reports these results to Chief Executive Officer.
12. Ensures   that  the  responsibilities,  authorities,   and
    accountability of all direct subordinates are defined and understood.
13. Ensures that all organization activities and operations are carried out in compliance with local, state, federal and international regulations and laws governing business operations.

Reporting

Reports to the Chairman and Chief Executive Officer

Supervision
The following division and department heads are direct reports - Senior Vice President Operations, International & Deepwater Division; Senior Vice President Operations, Shallow Water & Transition Zone Division; Vice President, International Engineering Services (Turnkey); Vice President, Domestic Engineering Services (Turnkey); Vice President, Engineering & Technical Support; Director, Marketing Services and Director, Quality, Safety & Training.